Exhibit 99.1

             RECORD DATE FOR STOCK SPLIT CHANGED TO JANUARY 5, 2007

    LOUISVILLE, Ky., Dec. 22 /PRNewswire-FirstCall/ -- Almost Family, Inc. (Nasdaq: AFAM) announced today that the record date for its previously announced stock split has been changed from December 27, 2006 to January 5, 2007 and the payable date has been changed from January 8, 2007 to January 12, 2007.
    Almost Family, Inc., is a leading regional provider of home health nursing services, with branch locations in Florida, Kentucky, Ohio, Connecticut, Massachusetts, Missouri, Alabama, Illinois and Indiana (in order of revenue significance). Almost Family, Inc. and its subsidiaries operate a Medicare-certified division under the Caretenders trade name and a personal care division under the Almost Family name.

SOURCE  Almost Family, Inc.
    -0-                             12/22/2006
    /CONTACT: William Yarmuth or Steve Guenthner of Almost Family, Inc., +1-502-891-1000 /
    /Company News On-Call: http://www.prnewswire.com/comp/784275.html / /Web site: http://www.almost-family.com /
    (AFAM)